EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-265492) and Form S-1 (File No. 333-283220) of our report dated March 14, 2025 on the consolidated financial statements of NRX Pharmaceuticals, Inc. as of and for the years ended December 31, 2024 and 2023, which report is included in the Annual Report on Form 10-K of NRX Pharmaceuticals, Inc. for the year ended December 31, 2024.

/s/ Salberg & Company, P.A.

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SALBERG & COMPANY, P.A.

Boca Raton, Florida

March 14, 2025